UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210
San Jose, California 95134
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Departure of Interim Chief Financial Officer

Effective as of January 15, 2024 (the “Effective Date”), Susan Kim van-Dongen no longer serves as Interim Chief Financial Officer of Energous Corporation (the “Company”).

Appointment of Chief Financial Officer

On January 16, 2024, the Company announced that the board of directors (the “Board”) of the Company appointed Mallorie Burak as the Company’s Chief Financial Officer, effective as of the Effective Date.

Prior to joining the Company, Ms. Burak served as President and Chief Financial Officer of Knightscope, Inc., an advanced public safety technology company, from October 2020 to January 2024, Chief Financial Officer of ThinFilm Electronics ASA, a solid-state lithium battery start-up, from July 2019 to June 2020, and Chief Financial Officer of Alta Devices, Inc., a GaAs thin-film solar technology start-up, from February 2016 to July 2019. Ms. Burak also acted as an Advisor and Board Member at Locale from July 2020 to September 2021, a Financial Advisor at SSG Capital Advisors LLC from January 2020 to October 2020, and as a Financial Advisor at SIM-X Tactical Solutions, Inc. from September 2015 to January 2020. Ms. Burak was previously President and Chief Financial Officer of FriendFinder Networks Inc., and served as Chief Financial Officer of Rainmaker Systems, Inc. and FoodLink, and Vice President and Acting Chief Financial Officer of Southwall Technologies. Ms. Burak holds a Bachelor of Science in Business Administration and an MBA from San Jose State University.

In connection with Ms. Burak’s appointment as Chief Financial Officer, the Company and Ms. Burak executed an offer letter dated as of December 1, 2023 (the “Burak Offer Letter”). Pursuant to the Burak Offer Letter, Ms. Burak will receive an annual base salary of $395,000 per year. Ms. Burak is also eligible to receive a one-time sign-on bonus of $50,000 and a guaranteed annual bonus of $150,000 with respect to fiscal year 2024, subject to the terms and conditions described in the Burak Offer Letter. Beginning in 2025, Ms. Burak will be eligible to receive a discretionary annual bonus of up to $200,000, based on Company and individual objectives and as determined and at the discretion of the compensation committee of the Board. In addition, as an inducement to accept her appointment as Chief Financial Officer, Ms. Burak received a grant of 52,000 restricted stock units to acquire shares of the Company’s common stock, one quarter of which shall vest on each of the first four annual anniversaries of the Effective Date, subject to Ms. Burak’s continued employment on each vesting date.

The Company has also entered into its standard form of Indemnity Agreement and Severance and Change in Control Agreement with Ms. Burak, the forms of which are filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2021 and Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 16, 2018, respectively.

There are no family relationships among any of the Company’s directors or executive officers and Ms. Burak, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 16, 2024, the Company issued a press release announcing Ms. Burak’s appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Burak Offer Letter by and between Energous Corporation and Mallorie Burak, dated December 1, 2023.

99.1	Press Release dated January 16, 2024.

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: January 16, 2024	By:	/s/ Cesar Johnston
Cesar Johnston
President and Chief Executive Officer